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                                   EXHIBIT 21

                                  SUBSIDIARIES

The companies listed below are the primary subsidiaries of the Corporation. The financial data for these subsidiaries, as well as for other subsidiaries which are not considered to be significant and are therefore excluded from this exhibit, comprised the Corporation's consolidated financial statements.

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                                                                                            ORGANIZED UNDER
NAME OF COMPANY                                                                                 LAWS OF
                                                                                            ---------------
Domestic:

United States Gypsum Company (a)........................................................       Delaware
USG Interiors, Inc. (a).................................................................       Delaware
L&W Supply Corporation (a)(b)...........................................................       Delaware
USG Foreign Investments, Ltd. ..........................................................       Delaware
USG Interiors International, Inc. ......................................................       Ohio
La Mirada Products Co., Inc. ...........................................................       Ohio
Gypsum Engineering Company..............................................................       Delaware
Alabaster Assurance Company, Ltd. ......................................................       Vermont
USG Latin America Inc. .................................................................       Delaware
Beadex Manufacturing LLC................................................................       Delaware
B-R Pipeline Company....................................................................       Delaware
Stocking Specialists, Inc. .............................................................       Delaware
USG Pipeline Company....................................................................       Delaware

International:

CGC Inc. (a)............................................................................       New Brunswick
USG Canadian Mining Ltd. ...............................................................       New Brunswick
Gypsum Transportation Limited...........................................................       Bermuda
USG Mexico, S.A. de C.V. ...............................................................       Mexico
USG Holding de Mexico, S.A. de C.V. ....................................................       Mexico
Exploracion de Yeso, S.A. de C.V. ......................................................       Mexico
USG Manufacturing Worldwide, Ltd. ......................................................       Cayman Islands
USG Cayman Holdings Ltd.................................................................       Cayman Islands
USG Interiors East Innenausbauvertriebsgesellschaft mbH.................................       Germany
USG Deutschland GmbH....................................................................       Germany
USG Ventures - Europe GmbH..............................................................       Germany
USG (U.K.) Ltd. ........................................................................       United Kingdom
USG France SAS..........................................................................       France
USG Belgium Manufacturing SA............................................................       Belgium
USG Europe Services S.A. ...............................................................       Belgium
USG Asia Pacific Holdings Pty. Ltd. ....................................................       Singapore
USG Interiors Pacific Ltd. .............................................................       New Zealand
USG Interiors (Far East) SDN BHD........................................................       Malaysia
Shenzhen USG Zhongbei Building Materials Co., Ltd. .....................................       China
USG (Netherlands) B.V. .................................................................       Netherlands
Alabaster Engineering (Nederland) B.V. .................................................       Netherlands
Red Top Technology (Nederland) B.V. ....................................................       Netherlands
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(a)   Accounts for material revenues

(b) As of December 31, 2005, L&W Supply Corporation conducted its business out of 192 locations in the United States using various names registered under applicable assumed business name statutes.